SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2009
EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 761-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-3.1 Amendment to Amended and Restated By-laws of the Company.
Ex-99.1 Press Release issued by the Company on March 5, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 2, 2009, EPIX Pharmaceuticals, Inc. (the “Company”) appointed Elkan Gamzu, Ph.D. as President and Chief Executive Officer. Dr. Gamzu’s compensation in connection with his appointment has not yet been determined.
     Also on March 2, 2009, based on the recommendation of the Nominating and Governance Committee of the Company, the Board of Directors of the Company (the “Board”) elected Dr. Gamzu to the Board. Dr. Gamzu has not been elected to any committees of the Board.
     Dr. Gamzu, age 66, was the interim Chief Executive Officer of the Company from July 25, 2008 until March 2, 2009. He is a Principal of enERGetics Biopharmaceutical Consultancy, LLC, and was a founding partner of BioPharmAnalysis, LLC. From February 26, 2007 until January 3, 2008, Dr. Gamzu was the Chief Executive Officer of Pharmos Corporation, and from March 2005 until March 2006, Dr. Gamzu was Acting Head of Clinical Development of Hypnion, Inc. From December 1, 2004 until February 24, 2005, Dr. Gamzu was the interim CEO of XTL Biopharmaceuticals, Ltd., and from 2001 until 2002, Dr. Gamzu was Vice President of Product Management Leadership for Millennium Pharmaceuticals, Inc. Dr. Gamzu also served as President and Chief Executive Officer of Cambridge Neuroscience, Inc. from 1994 until 1998, and as President and Chief Operating Officer and Vice President of Development for Cambridge Neuroscience, Inc. from 1989 to 1994. Previously, Dr. Gamzu held a variety of senior positions with Warner-Lambert and Hoffmann-La Roche, Inc. Dr. Gamzu is a graduate of Hebrew University in Jerusalem, and has M.A. and Ph.D. degrees in experimental and physiological psychology from the University of Pennsylvania.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 2, 2009, the Board approved an amendment to Sections 3, 5 and 7 of Article I of the Company’s Amended and Restated By-laws, effective immediately prior to the Company’s 2009 annual meeting of stockholders. The amendment to Section 3 (special meetings) clarifies the notice requirements for bringing business before a special meeting of stockholders and the process by which directors shall be nominated for election at a special meeting of stockholders. Section 5 (director nominations) and Section 7 (stockholder proposals) were amended to:
•	clarify that compliance with the notice procedures set forth in the By-Laws is the exclusive means for a stockholder to make nominations or submit other business at a meeting of stockholders (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended)

•	provide that a stockholder’s notice to bring a proposal or nomination before an annual or special meeting of stockholders must be delivered to, or mailed and received by, the Secretary of the Company (i) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders or (ii) in the case of a special meeting of stockholders, on or prior to the later of the 90th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting of stockholders;

•	require that any stockholder making a proposal or nomination be present at the meeting (or have a representative be present at the meeting) and be a holder of record at the time of providing notice;

•	require that any stockholder making a proposal or nomination state in its advance notice whether such stockholder will solicit the Company’s stockholders and whether such stockholder is party to any voting or other arrangement regarding the proposal or nomination;

•	require that any stockholder making a proposal or nomination provide a statement of the equity holdings of such stockholder and its affiliates, including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights, and update such statement prior to the meeting; and

•	require that any stockholder making a proposal or nomination provide updates and supplements to its advance notice, as necessary.
The full text of the amendment is attached hereto as Exhibit 3.1.
     The description of the changes to the Amended and Restated By-laws is qualified in its entirety by reference to the copy of the amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
     On March 5, 2009, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

3.1	Amendment to Amended and Restated By-laws of the Company.

99.1	Press Release issued by the Company on March 5, 2009, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.

March 5, 2009	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Amended and Restated By-laws of the Company.

99.1	Press Release issued by the Company on March 5, 2009, furnished herewith.